UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2003

AMERICA ONLINE LATIN AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31181	65-0963212

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 N. Andrews Avenue, Suite 400, Fort Lauderdale, Florida	33309

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(954) 689-3000

SIGNATURES

Item 5. Other Events and Regulation FD Disclosure.

This Form 8-K addresses certain inaccuracies and possible translation errors in recent press reports in the Latin American media concerning America Online Latin America, Inc. (“AOLA”) and its projected cash needs, most recent financing and competitive environment. As previously stated, AOLA believes that its cash on hand will be sufficient to fund operations into the first quarter of 2004. AOLA notes that its most recent financing transaction was in March 2002, when AOL Time Warner Inc. entered into an agreement to purchase $160 million in AOLA’s senior convertible notes. AOLA also notes that it continues to face intense competition, including competition from providers of free internet access.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America Online Latin America, Inc. (Registrant)

Date: June 27, 2003	/s/ Charles M. Herington Charles M. Herington President and Chief Executive Officer